Exhibit 23

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statements File Nos. 333-49138, 33-89930, 33-62386, 33-42757, 33-42759, 33-19528 and 2-93739.

Arthur Andersen LLP

Minneapolis, Minnesota,
May 31, 2002